Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our audit report dated March 26, 2013, with respect to the consolidated balance sheets of U.S. Geothermal, Inc. as of December 31, 2012 and March 31, 2012, and the related consolidated statements of stockholders’ equity, operations, and cash flows for each of the periods then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

MartinelliMick PLLC
January 22, 2014